Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 (Amendment no. 1) of our report dated March 31, 2025, except for Note 1, as to which the date is July 11, 2025, with respect to the audited consolidated financial statements of Picard Medical, Inc. at December 31, 2024 and 2023 and for the years then ended.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

February 3, 2026